Exhibit 99.1

    MONTGOMERYVILLE, Pa., Oct. 28 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) today announced the results of its operations for the quarter and nine months ended September 30, 2004.

    Revenues for the third quarter ended September 30, 2004 were $4,455,396, an increase of 35 percent over the same period last year. Revenues for the third quarter 2003 were $3,299,482. A component of the increased revenues for the three months ended September 30, 2004 is $945,755 from the domestic XTRAC procedures, an increase of 76.8 percent from the $535,003 reported for the same period in 2003.

    The net loss for the quarter ended September 30, 2004 was $1,155,809, or $0.03 per fully diluted share, representing an improvement of 39.6 percent over the loss of $1,912,920, or $0.05 per fully diluted share, for the third quarter ended September 30, 2003.

    The revenues for the nine months ended September 30, 2004 were $12,803,760 representing a 20.6 percent increase over the same period last year. Revenues for the nine months ended September 30, 2003 were $10,615,658.

    The net loss for the nine months ended September 30, 2004 was $3,726,052, or $0.10 per fully diluted share, representing an improvement of 29.3 percent over the loss of $5,273,352, or $0.15 per fully diluted share, for the nine months ended September 30, 2003.

    As of September 30, 2004, the Company had cash and cash equivalents of $5,322,043, including restricted cash of $110,062, representing a decrease in cash and cash equivalents of $365,932 from June 30, 2004.

    Jeffrey O'Donnell, PhotoMedex CEO and President, commented, "We are pleased with the record revenues for both of our core business units. PhotoMedex dermatology has achieved solid procedure growth for seven consecutive quarters and I am particularly pleased to note that we continue to see positive payment policies adopted for the XTRAC therapy by large health plans in major metropolitan markets."


     The following were among the more notable recent achievements:
     Reimbursement:
     *  Anthem Blue Cross and Blue Shield, the fourth largest health plan with
        12.6 million members, adopts XTRAC(R) reimbursement.

     Financial:
     * Domestic XTRAC procedures increased 9.1 percent over the second quarter 2004, constituting seven consecutive quarters of growth in procedures;
     *  Surgical Services yields 6.5 percent growth over second quarter 2004;
     *  Stock warrants exercised, amounting to $1,367,875 incremental cash.

     Operations:
     *  Successfully completed FDA inspection;
     *  Successfully completed ISO 9001 inspection.

     New Product Development:
     *  FDA market clearance for XTRAC 2, a smaller-size excimer laser.

     Business Development:
     *  Acquired dermatology technology from Stern Laser srl of Italy.

     Additional notable activities and Company recognition during and following the third quarter included:
     * Awarded first place in the prestigious Technology Fast 50 Program for the Delaware Valley Awards, a ranking of the 50 fastest growing technology companies in the local area by Deloitte & Touche LLP;
     * Awarded a ranking of number 22 on the 2004 Deloitte Technology Fast 500, a ranking of the 500 fastest growing technology companies in North America.


    PhotoMedex will hold a conference call to discuss the Company's third quarter 2004 results today, Thursday, October 28, 2004 at 4:30 p.m. Eastern Time.

    To participate in the conference call, dial 800.967.7185 (and confirmation code # 802870) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, October 28, from 7:30 p.m. ET until midnight on Thursday, November 11, by dialing 888.203.1112 and using confirmation code #802870.

    The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.


    About PhotoMedex

    PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.


    Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved.


     Contacts:   Allen & Caron                  PhotoMedex, Inc.
                 Matt Clawson (investors)       Dennis McGrath, CFO
                 949-474-4300                   215-619-3287
                 matt@allencaron.com            info@photomedex.com


                              PHOTOMEDEX, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                            Three Months Ended         Nine Months Ended
                               September 30,             September 30,
                            2004         2003         2004          2003

    Revenues             $4,455,396   $3,299,482   $12,803,760  $10,615,658

    Cost of sales         2,501,416    2,487,578     7,626,851    7,564,064
     Gross profit         1,953,980      811,904     5,176,909    3,051,594

     Operating expenses:
     Selling, general
      and administrative  2,634,394    2,303,193     7,511,265    6,984,811
     Research and
      development and
      engineering           428,206      418,331     1,325,399    1,295,397
                          3,062,600    2,721,524     8,836,664    8,280,208

     Loss from
      operations         (1,108,620)  (1,909,620)   (3,659,755)  (5,228,614)

    Interest expense,
     net                     47,189        3,300        66,297       44,738

    Net loss            $(1,155,809) $(1,912,920)  $(3,726,052) $(5,273,352)

    Basic and diluted
     net loss per share      $(0.03)      $(0.05)       $(0.10)      $(0.15)

    Shares used in
     computing basic
      and diluted net
      loss per share     38,960,250   37,622,358    38,428,632   34,257,897


                               PHOTOMEDEX, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)

                                           September 30, 2004   12/31/2003 *
    Assets
    Cash and cash equivalents                   $5,211,981      $6,633,468
    Restricted cash                                110,062              --
    Accounts receivable, net                     3,898,472       3,483,030
    Inventories                                  4,297,669       4,522,462
    Other current assets                           642,640         334,002
    Property and equipment, net                  5,082,257       4,005,205
    Other assets                                 4,169,530       3,774,564
      Total Assets                             $23,412,611     $22,752,731

    Liabilities and Stockholders' Equity
    Accounts payable and accrued liabilities    $3,667,463      $3,445,559
    Other current liabilities                    1,450,584       1,501,034
    Bank and lease notes payable                 2,491,450       1,828,063
    Stockholders' equity                        15,803,114      15,978,075
      Total Liabilities and Stockholders'
       Equity                                  $23,412,611     $22,752,731

     * derived from audited financial statements




SOURCE  PhotoMedex, Inc.
    -0-                             10/28/2004
    /CONTACT: investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/
    /Web site:  http://www.photomedex.com /
    (PHMD)

CO:  PhotoMedex, Inc.
ST:  Pennsylvania
IN:  HEA SPM
SU:  ERN CCA